                                                                     EXHIBIT 16

December 4, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Amendment No. 1 For 8-K dated November 8, 2001, of Pet Quarters, Inc. and are in agreement with the statements contained in the first paragraph on page number two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                      /s/ Ernst & Young LLP